UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

Form 8-K
______________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 19, 2019

Woodward, Inc.
(Exact Name of Registrant as Specified in Charter)

DE	000-8408	36-1984010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1081 Woodward Way, Fort Collins, Colorado 80524
(Address of Principal Executive Offices) (Zip Code)

970-482-5811
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 19, 2019, Woodward, Inc. (the “Company”) announced that, effective February 20, 2019, Thomas G. Cromwell has been appointed to the newly created position of Vice Chairman and Chief Operating Officer for Woodward. As Chief Operating Officer, Mr. Cromwell will have direct oversight of the Company’s business groups, as well as Global Supply Chain and the Company’s True North operational excellence group. Mr. Cromwell reports directly to Thomas A. Gendron, the Company’s Chairman of the Board and Chief Executive Officer.

Mr. Cromwell, 50, is a proven growth leader with significant global experience in advanced manufacturing settings and a track record of delivering superior operational results. From 2009 to 2019, he served in various roles at Kohler Co., Inc., including leadership positions in various operating units and most recently as the Group President for Kohler Power Group, a multi-billion dollar business unit of Kohler, a privately held manufacturing company. Before joining Kohler, he held a series of operations-focused executive leadership positions across Modine Manufacturing Company, a thermal management company, in both the US and Germany.

Mr. Cromwell will receive a base salary of $575,000 annually, and will participate in the Company’s annual short-term incentive compensation plan, with an annual incentive pay target of 75% of his base salary. Mr. Cromwell will also participate in the Company’s long-term incentive compensation plan (the “LTI”), which is comprised of an equity compensation component and a cash component. Mr. Cromwell’s total annual target under the LTI is $1,500,000, of which the cash component will represent $230,000 (40% of his base salary). For the Company’s fiscal year 2019, Mr. Cromwell’s annual target LTI value will be prorated to $1,000,000 consisting of a non-qualified stock option grant of 38,700 options with an exercise price equal to the closing price of the Company’s stock as quoted on NASDAQ on the date of grant (Mr. Cromwell will not receive or accrue any cash amounts under the LTI during the Company’s fiscal year 2019). These options will vest over four years at a rate of 25% per year. Mr. Cromwell will also receive sign-on incentives in the form of a one-time $500,000 cash payment and a one-time $500,000 Company contribution to the Woodward Executive Benefit Plan. He will also be eligible to participate in the Company’s benefits programs. Additionally, Mr. Cromwell will enter into a change of control agreement substantially in the form and on the terms entered into by the Company’s other officers. The Company will also cover Mr. Cromwell’s commuting travel expenses from his current state of residence to Fort Collins, CO for up to six (6) months.

A copy of the Company’s press release relating to these changes is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits
99.1 Press Release of Woodward, Inc. dated February 19, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Woodward, Inc.

Dated: February 19, 2019	By:	/s/ A. Christopher Fawzy
A. Christopher Fawzy
Corporate Vice President, General Counsel, Corporate Secretary & Chief Compliance Officer